Exhibit 10.25

         Agreement dated this 9th day of July, 2002 by and between Triaton GmbH ("Triaton"), a company of ThyssenKrupp Information Services GmbH organized under the laws of Germany, and Internet Commerce Corporation ("ICC"), a Delaware corporation.

         WHEREAS, Triaton or its predecessor and ICC entered into a Joint Services Agreement dated July 28, 2000 (the "Joint Services Agreement"); and

         WHEREAS, Triaton and ICC desire to terminate the Joint Services Agreement and enter into a different business arrangement;

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. Termination of the Joint Services Agreement. Effective upon ICC's receipt of the first installment payment to be made by Triaton pursuant to paragraph 3 of this Agreement, the Joint Service Agreement and the Agreement of the "Hilton meeting" of July 20, 2001 shall be terminated and of no further force or effect and neither Triaton nor ICC shall have any further rights, obligations or liabilities thereunder; provided, however, that the provisions of items 3.3.1 and 3.4.1 of the Joint Services Agreement shall remain in full force and effect in accordance with their terms.

         2. Grant of License; Support of System and Software; Revenue Share. (a) License. ICC hereby grants and delivers to Triaton, and Triaton hereby accepts delivery of and agrees to pay for in accordance with this Agreement through December 31, 2002 with regard to hosting in Continental Europe, an exclusive, and thereafter, a non exclusive, right and license (the "License") to use ICC's electronic data interchange system (the "System") in its most recent version, including the proprietary software forming a part thereof (the "Software"), for the purpose of providing the direct electronic interchange of data and documents utilizing the internet (the "Services") anywhere in the continent of Europe, Great Britain and Ireland (the "Territory") for a five year term (the "Term"). Triaton shall not have any right to sell, assign, transfer, convey, license or sublicense or otherwise distribute the License, or any part thereof or interest therein, to any other individual or entity, except that Triaton may sublicense one of its controlled affiliates to provide the Services in the Territory during the Term. Triaton shall also have the right to provide and use the Service with its clients. Additionally, during the Term, ICC agrees to assist Triaton in its efforts to successfully sell the Services referenced herein. At Triaton's request ICC shall provide sales support on ICC's standard terms and conditions for which ICC shall invoice Triaton on a monthly basis if applicable.

            (b) Support of Software. Beginning in January, 2003 at Triaton's option, ICC will provide to Triaton revisions to and new versions of the Software during the Term for $100,000, per year, payable by wire transfer in four equal quarterly installments of $25,000 each payable on January 1, April 1, July 1, and October 1.
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            (c) Support of System. At Triaton's option, ICC shall provide customer support for the System on ICC's standard terms and conditions for which ICC shall invoice Triaton on a monthly basis.

         3. Purchase Price; Payment Terms. The purchase price for the License is $3,000,000, of which $1,500,000 is payable by wire transfer on July 9, 2002 and the balance is payable by wire transfer of $ 1,500,000 on October 1, 2002.

         4. Title to Intellectual Property. ICC shall retain all right, title and interest in and to the Software and the System, subject to the License granted to Triaton pursuant to this Agreement. Except for the License, Triaton shall have no right, title or other interest in or to the Software or the System or any part thereof.

         5. WARRANTIES OF ICC. EXCEPT AS SPECIFICALLY SET FORTH BELOW IN THIS PARAGRAPH 5, ICC MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE AS TO THE SOFTWARE OR THE SYSTEM, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, ANY AND ALL OF WHICH REPRESENTATIONS AND WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. NOTWITHSTANDING THE FOREGOING, ICC DOES HEREBY REPRESENT AND WARRANT TO TRIATON THAT (A) THE SOFTWARE AND THE SYSTEM DO NOT INFRINGE IN ANY MATERIAL RESPECT ANY COPYRIGHT OR TRADE SECRET OR, TO THE BEST OF ICC'S KNOWLEDGE, ANY TRADEMARK, SERVICE MARK OR PATENT OF ANY OTHER INDIVIDUAL OR ENTITY AND THE USE OF THE SOFTWARE AND THE SYSTEM PURSUANT TO THE LICENSE AND IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT DO NOT VIOLATE THE COPYRIGHTS OR TRADE SECRETS OR, TO THE BEST OF ICC'S KNOWLEDGE, ANY TRADEMARKS, SERVICE MARKS OR PATENTS OF ANY OTHER INDIVIDUAL OR ENTITY, AND (B) THE SYSTEM WILL PERFORM IN ALL MATERIAL RESPECTS IN ACCORDANCE WITH ICC'S PUBLISHED SPECIFICATIONS THEREFOR; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL ICC BE LIABLE FOR ANY BREACH OF THE REPRESENTATIONS OR WARRANTIES CONTAINED IN THIS SENTENCE IN AN AMOUNT IN EXCESS OF THE PURCHASE PRICE FOR THE LICENSE AND IN NO EVENT SHALL TRIATON BE ENTITLED TO LOST PROFITS OR OTHER CONSEQUENTIAL DAMAGES OR PUNITIVE DAMAGES AS A RESULT OF A BREACH BY ICC OF SUCH REPRESENTATIONS OR WARRANTIES.

         6. Confidentiality. (a) Confidentiality. Triaton shall keep confidential all of the specifications and other information about the Software and the System and all information that it, or any of its affiliates, receives, gains access to or learns about from ICC, or any of ICC's affiliates, in the course of, or in connection with, this Agreement, whether furnished orally or in writing, and whether or not specifically identified as "confidential," except that Triaton may disclose such information to its officers, employees, consultants and representatives who have a need to know such information so long as any such person is informed of the confidential nature of such information and this confidentiality provision, and Triaton shall be fully liable for any disclosure of such confidential information by any such person.


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            (b) ICC shall keep confidential any proprietary information of
Triaton or its affiliates that ICC, or any of its affiliates, received, gained access to or learned about from Triaton, or any of Triaton's affiliates, in the course of, or in connection with, the Joint Services Agreement, whether furnished orally or in writing, and whether or not identified as "confidential," and ICC shall keep confidential all proprietary information of Triaton that it or any of its affiliates receives, gains access to or learns about from Triaton, or any of Triaton's affiliates, in the course of, or in connection with, performing the support services contemplated by paragraphs 2(b) and (c) of this Agreement, whether furnished orally or in writing, and whether or not specifically identified as "confidential," except that ICC may disclose such information to its officers, employees, consultants and representatives who have a need to know such information so long as any such person is informed of the confidential nature of such information and this confidentiality provision, and ICC shall be fully liable for any disclosure of any such confidential information by any such person.

            (c) The provisions of paragraphs 6(a) and (b) of this Agreement shall not apply to information which becomes generally available to the public other than as a result of a breach of a confidentiality obligation under this Agreement, was or becomes available to Triaton or ICC, as the case may be, on a non-confidential basis or is required by law to be disclosed.

            (d) Both parties agree to refrain from making any disparaging communications of any kind regarding each other to any person or organization through the Terms of this Agreement.

            (e) Injunctive Relief. In the event of any breach or threatened breach of any provision of paragraph 6(a) of this Agreement, ICC shall, in addition to any other right or remedy, be entitled to obtain a preliminary and permanent injunction against such breach or threatened breach without posting any bond and without proving that monetary damages would be an inadequate remedy.

         7. Miscellaneous.

            (a) Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire understanding of the parties with respect to the termination of the Joint Services Agreement and the grant of the License and supersedes all prior or contemporaneous communications, understandings and agreements, whether written or oral, with respect to the subject matter of this Agreement. No amendment to or modification of this Agreement shall be binding or effective unless set forth in a writing that is duly executed by both Triaton and ICC. No waiver of any provision of this Agreement, or the breach thereof, shall be effective unless it is set forth in a writing that is duly executed by the party giving such waiver, and no waiver on any one occasion or with respect to any provision shall be effective on any other occasion or with respect to any other provision on the same or any other occasion.

            (b) Binding Nature; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party hereto without the express prior written consent of the other party hereto, except as specifically provided in paragraph 2 of this Agreement.



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            (c) Severability. The provisions of this Agreement shall be severable and if any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable, the other provision of this Agreement shall nevertheless be enforced in accordance with their terms.

            (d) Choice of Law. This Agreement shall be subject to Swiss law. The law in connection with the UN Convention on the sale of goods shall be excluded. All disputes arising out of or in connection with this Agreement shall be exclusively and finally settled by arbitration according to the rules of the International Chamber of Commerce, with Zurich as venue, three arbitrators and in English.

            (e) Notices. Any and all notices or other communications under or pursuant to this Agreement shall be in writing, addressed to the parties at the address and person's attention set forth on the signature page of this Agreement and shall be given by reputable overnight delivery service or by telecopy to the facsimile number set forth on the signature page of this Agreement. Notices shall be deemed given and effective when received. Any party may change the address, person's attention or facsimile number to which notices shall be given by giving notice thereof in accordance with the provisions of this paragraph 7(e).

            (f) Press Release. ICC shall cause a Press Release to be drafted addressing the substance of this Agreement, and shall provide Triaton an opportunity to review it prior to its issuance.

            (g) Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, taken together, shall constitute the same agreement. Execution may be either manual or facsimile.

            (h) Headings. The paragraph and subparagraph headings of this Agreement are for convenience of reference only and shall not alter or affect the meaning or interpretation of any provision of this Agreement.

         IN WITNESS WHEREOF, Triaton and ICC have duly executed and delivered this Agreement as of the day and year first above written.

Dusseldorf, July 9, 2002





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                                    -----------------------------------

                                           George M. Cassidy

                                              President & CEO

TRIATON GMBH                          INTERNET COMMERCE CORPORATION





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